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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES



                           Airwaves, Inc
                           Indiana Broadcasting, LLC
                           KXAN, Inc.
                           KXTX Holdings, Inc.
                           Linbenco, Inc.
                           LIN Airtime, LLC
                           LIN Sports, Inc.
                           LIN Television of San Juan, Inc.
                           LIN Television of Texas, Inc.
                           LIN Television of Texas, L.P.
                           North Texas Broadcasting Corporation
                           Primeland Television, Inc.
                           Providence Broadcasting, LLC
                           Televicentro of Puerto Rico, LLC
                           WAVY Broadcasting, LLC
                           WIVB Broadcasting, LLC
                           WNJX-TV, Inc.
                           WOOD License Co., LLC
                           WOOD Television, Inc.
                           WTNH Broadcasting, Inc.
                           WWLP Broadcasting, Inc.